Exhibit 99.1
For Immediate Release
Local.com Reports Third Quarter 2010 Financial Results
Revenue up 48%, Record Adjusted Net Income of $4.6 Million
IRVINE, CA, Nov. 4, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported its financial results for the third quarter of 2010.
SUMMARY RESULTS
(in thousands, except per share amounts)

	Q3 2010	Q2 2010	Q3 2009
Owned & Operated	$11,576	$12,072	$9,953
Network	6,818	6,980	3,158
SAS	4,063	3,952	2,017

Revenue	$22,457	$23,004	$15,128

Adjusted Net Income*	$4,595	$3,451	$1,317

Plus interest and other income (expense), net	(79)	(61)	(18)
Less provision for income taxes	—	(122)	—
Less non-cash depreciation, amortization and stock compensation	(2,597)	(2,373)	(1,511)
Less gain (loss) on revaluation of warrants	1,830	335	(1,175)

GAAP net income (loss)	$3,749	$1,230	$(1,387)

Diluted Adjusted Net Income per share *	$0.27	$0.20	$0.09
Diluted GAAP net income (loss) per share	$0.22	$0.07	$(0.10)

Diluted weighted average shares used for Adjusted Net Income per share	17,202	17,342	14,796
Diluted weighted average shares used for GAAP net income (loss) per share	17,202	17,342	14,333

Cash	$11,887	$15,049	$7,153

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.
“Local.com invested heavily in our product suite this year and we are pleased with the initial results. Earlier this week, we debuted our all-new flagship website along with our new corporate branding. Our recent acquisition of OCTANE360 also represented a significant investment in our platform – one that has already paid dividends in the form of record GAAP and Adjusted Net Income,” said Heath Clarke, Local.com chairman and CEO. “During the fourth quarter, we intend to focus on building out the various sales channels required to fully leverage our unique, proprietary product suite. These sales channels are forecasted to deliver revenue growth and margin expansion during 2011.”
Third Quarter Results Highlights:
• Revenue — Third quarter 2010 revenue of $22.5 million represents an increase of 48% over third-quarter 2009 revenue of $15.1 million.
• Adjusted Net Income — Third-quarter 2010 Adjusted Net Income of $4.6 million or $0.27 per diluted share represents an increase of 249% over third quarter 2009 Adjusted Net Income of $1.3 million or $0.09 per diluted share.
Adjusted Net Income is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; and non-recurring items.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below, and the reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
• GAAP Net Income — Third-quarter 2010 GAAP net income was $3.7 million or $0.22 per diluted share, compared to third quarter 2009 GAAP net loss of $1.4 million or ($0.10) per diluted share. Third-quarter 2010 and 2009 GAAP net income included a gain (loss) on warrant revaluation of $1.8 million and ($1.2) million or $0.11 and ($0.08) per diluted share, respectively.
• Cash — On Sept. 30, 2010, the company’s cash balance was $11.9 million. During the third quarter 2010, the company used $3.8 million in cash related to the OCTANE360 acquisition, $3.3 million in cash for capital expenditures, including capitalized website development costs, and $1.2 million in cash to repurchase shares of its common stock. These cash expenditures were partially offset by $4.0 million of incremental borrowings on the line of credit and $1.0 million positive cash flow from operations.
• Debt — On Sept. 30, 2010 the company had borrowings of $7.0 million outstanding under its $30 million revolving line of credit.
“During the third quarter, we achieved over 20% Adjusted Net Income margins on revenue that was slightly below our record second quarter revenue. High-margin revenue from products on the newly acquired OCTANE360 platform contributed to the record bottom-line results,” said Ken Cragun, Local.com interim chief financial officer. “Our third-quarter acquisition of OCTANE360, the launch of our redesigned Local.com website and the recent increases in the number of Network partners provide us with platforms that we expect will deliver long-term growth across our business.”
Third Quarter Operating and Recent Highlights:
• Named to Deloitte’s 2010 Technology Fast 500™ — In October 2010, the company announced that it was ranked in the Deloitte’s 2010 Technology Fast 500™. This list includes the 500 fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America.
• Number One in Directory Search — Compete.com ranked Local.com the highest traffic in the directory segment.
• Powering over 100,000 Local Websites — In October 2010, the company announced that the OCTANE360 platform now powers over 100,000 local websites.

• Extended and Expanded SuperMedia Distribution Agreement — In October 2010, the company announced that it had expanded its strategic relationship with SuperMedia LLC (Nasdaq: SPMD).
• Appointments to Management Team — In October 2010, the company announced that Steven Schindler joined the company as vice president of marketing and that Ken Cragun, who previously served as the company’s vice president of finance, had been named interim chief financial officer replacing Brenda Agius, who left the company for personal reasons.
Q3 2010 Owned & Operated (O&O):
• Revenue — Total O&O revenue was $11.6 million, up 16% from Q3 2009 revenue of $10.0 million.
• Traffic — Total O&O traffic was 50 million monthly unique visitors (MUVs), up 15% from Q3 2009 MUVs of 44 million.
• Organic Traffic — O&O organic traffic was 5 million MUVs, flat from the year ago period. O&O organic traffic is defined as all non-SEM sourced traffic on owned and operated websites.
• Monetization of Traffic — Revenue per thousand visitors (RKV) was $266, approximately flat from Q3 2009.
Q3 2010 Network:
• Revenue — Total Network revenue was $6.8 million, up 116% from Q3 2009 Network revenue of $3.2 million.
• Network Sites — The company ended Q3 2010 with over 1,000 Network sites and over 80,000 domains under management, up from 743 Network sites in Q3 2009.
Sales & Advertiser Services:
• Revenue — Total SAS revenue was $4.1 million, up 101% from Q3 2009 SAS revenue of $2.0 million.
• Small Business Subscribers — The company ended the third quarter of 2010 with over 60,000 small business subscribers, which included the purchase of approximately 9,000 subscribers at the end of the quarter.
Fourth Quarter 2010 Financial Guidance:
Revenue — The company expects fourth-quarter 2010 revenue to be between $22.0 million and $23.0 million.
Adjusted Net Income — Adjusted Net Income for Q4 2010 is expected to be between $3.4 million and $3.7 million or between $0.20 and $0.21 per diluted share.
The Adjusted Net Income per share assumes a diluted weighted average share count of 17.5 million, taking into account the dilutive effect of stock options and warrants.
Projected Q4 2010 Adjusted Net Income Factors:
•	Interest Expense of $70,000

•	State Tax Provision Expense between $500,000 and $550,000*

•	Depreciation Expense of $700,000

•	Amortization Expense of $1.5 million

•	Stock Compensation Expense of $750,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable**
Revised Fiscal 2010 Financial Guidance:
Revenue – The company now expects fiscal year 2010 revenue to be between $86.0 million and $87.0 million, which at the midpoint, represents a 54% sequential increase over fiscal year 2009.
Adjusted Net Income — Adjusted Net Income for fiscal year 2010 is expected to be between $14.0 million and $14.3 million or between $0.83 and $0.84 per diluted share.
The Adjusted Net Income per share assumes a diluted weighted average share count of 17.0 million, taking into account the dilutive effect of stock options and warrants.
Projected fiscal year 2010 Adjusted Net Income Factors:
•	Interest Expense of $266,000

•	State Tax Provision Expense between $580,000 and $600,000*

•	Depreciation Expense of $1.5 million

•	Amortization Expense of $5.7 million

•	Stock Compensation Expense of $2.7 million

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable**
* The California Budget Bill was signed into law on Oct. 19, 2010 suspending utilization of net operating losses in the fiscal years 2010 and 2011. As the enactment date of this law is subsequent to Sept. 30, 2010, the effect of the tax law change has, therefore, not been recognized in the third-quarter 2010 financial statements. Management estimates that the company’s tax provision for the first nine-months of the fiscal year 2010 and the estimated annual provision for the fiscal 2010 will increase by approximately $500,000 and $600,000, respectively.
** The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore, cannot reasonably project our GAAP net income. We, therefore, cannot provide GAAP guidance, but we do report GAAP results.
Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and Interim CFO Ken Cragun will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-730-5771 or 1-857-350-1595, passcode #91551625. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at: www.streetevents.com.
The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode #42617118. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 1,000 partner sites. Local.com powers over 100,000 local websites, and tens of thousands of small business customers use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income, as defined above, is not a measurement under GAAP. Adjusted Net Income is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income is set forth at the end of this press release.
Management believes that Adjusted Net Income provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #
Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com

Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,887	$10,080
Restricted cash	—	35
Accounts receivable, net of allowances of $371 and $205, respectively	17,260	8,792
Prepaid expenses and other current assets	576	439

Total current assets	29,723	19,346

Property and equipment, net	6,417	2,270
Goodwill	17,339	13,231
Intangible assets, net	10,258	6,406
Deposits	52	—

Total assets	$63,789	$41,253

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,829	$8,891
Accrued compensation	1,916	1,112
Deferred rent	595	69
Warrant liability	1,834	3,727
Acquisition consideration payable	2,781	—
Other accrued liabilities	899	876
Revolving line of credit	7,000	3,000
Deferred revenue	606	633

Total liabilities, all current	24,460	18,308

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 16,572 and 14,523 issued and outstanding, respectively	—	—
Additional paid-in capital	93,239	81,968
Accumulated deficit	(53,910)	(59,023)

Stockholders’ equity	39,329	22,945

Total liabilities and stockholders’ equity	$63,789	$41,253

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue	$22,457	$15,128	$64,092	$39,918

Costs and expenses:
Cost of revenues	10,705	8,858	34,683	24,116
Sales and marketing	4,031	3,080	11,074	9,156
General and administrative	2,663	1,698	6,786	5,676
Research and development	1,499	964	3,753	2,555
Amortization of intangibles	1,561	722	4,245	1,801

Total operating expenses	20,459	15,322	60,541	43,304

Operating income (loss)	1,998	(194)	3,551	(3,386)

Interest and other income (expense), net	(79)	(18)	(196)	(14)
Revaluation of warrants	1,830	(1,175)	1,893	(2,408)

Income (loss) before income taxes	3,749	(1,387)	5,248	(5,808)

Provision for income taxes	—	—	135	1

Net income (loss)	$3,749	$(1,387)	$5,113	$(5,809)

Per share data:

Basic net income (loss) per share	$0.23	$(0.10)	$0.32	$(0.40)

Diluted net income (loss) per share	$0.22	$(0.10)	$0.31	$(0.40)

Basic weighted average shares outstanding	16,662	14,333	15,760	14,365
Diluted weighted average shares outstanding	17,202	14,333	16,715	14,365
Supplemental Consolidated Statements of Operations Information
Stock-based Compensation Expense
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cost of revenues	$78	$7	$163	$17
Sales and marketing	243	144	562	502
General and administrative	260	376	845	907
Research and development	125	110	420	246

Total stock-based compensation expense	$706	$637	$1,990	1,672

Basic and diluted net stock-based compensation expense per share	$0.04	$0.04	$0.12	$0.12

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$5,113	$(5,809)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	5,081	2,265
Provision for doubtful accounts	205	175
Stock-based compensation expense	1,990	1,672
Revaluation of warrants	(1,893)	2,408
Changes in operating assets and liabilities:
Accounts receivable	(8,673)	(3,722)
Prepaid expenses and other	(137)	(18)
Other non-current assets	(52)	—
Accounts payable and accrued liabilities	1,257	3,670
Deferred revenue	(27)	28

Net cash provided by operating activities	2,864	669

Cash flows from investing activities:
Capital expenditures	(4,982)	(1,267)
Decrease in restricted cash	35	31
Acquisition, net of cash acquired	(3,826)	—
Purchases of intangible assets	(3,887)	(4,252)

Net cash used in investing activities	(12,660)	(5,488)

Cash flows from financing activities:
Proceeds from exercise of warrants	6,974	—
Proceeds from exercise of options	1,878	167
Payment of expiring revolving credit facility	(3,000)	—
Proceeds from new revolving credit facility	7,000	—
Repurchases of common stock	(1,221)	(336)
Payment of financing related costs	(28)	(1)

Net cash provided by (used in) financing activities	11,603	(170)

Net increase (decrease) in cash and cash equivalents	1,807	(4,989)
Cash and cash equivalents, beginning of period	10,080	12,142

Cash and cash equivalents, end of period	$11,887	$7,153

Supplemental Cash Flow Information:
Interest paid	$381	$24

Income taxes paid	$206	$1

LOCAL.COM CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	September 30,		June 30,
	2010	2009	2010
Net income (loss)	$3,749	$(1,387)	$1,230

Less interest and other income (expense), net	79	18	61
Plus provision for income taxes	—	—	122
Plus amortization of intangibles	1,561	722	1,454
Plus depreciation	330	152	259
Plus stock-based compensation	706	637	660
Plus revaluation of warrants	(1,830)	1,175	(335)
Plus non-recurring charges:
Gain on contract settlement	—	—	—

Adjusted Net Income	$4,595	$1,317	$3,451

Diluted Adjusted Net Income per share	$0.27	$0.09	$0.20

Diluted weighted average shares outstanding	17,202	14,796	17,342